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                                  BIGMAR, INC.

                              DIRECTOR OPTION PLAN

1.       PURPOSE

         The purpose of the Director Option Plan (the "Plan") of Bigmar, Inc., a Delaware corporation (the "Company"), is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.       ADMINISTRATION

         The Compensation and Stock Option Committee of the Company's Board of Directors (the "Committee") shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and non-discretionary in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

3.       DIRECTORS ELIGIBLE FOR PARTICIPATION

         Each director of the Company who is not an employee of, or consultant to, the Company or any subsidiary or affiliate of the Company shall be eligible to participate in the Plan.

4.       STOCK SUBJECT TO THE PLAN


         (a) The maximum number of common shares which may be issued under the Plan shall be fifty thousand (50,000) shares of common stock, par value $.001 of the Company ("Common Stock").

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the Common Stock allocable to the unexercised portion of such option shall again become available for grant pursuant to the plan.

5.       TERMS, CONDITIONS AND FORM OF OPTIONS

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) Option Grant Dates. Each eligible director, including a director serving in that capacity on the effective date of the Plan, will automatically receive an option

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                  to purchase three thousand (3,000) shares of Common Stock on the effective date of the Plan. Thereafter, an option to purchase one thousand five hundred (1,500) shares of Common Stock shall be granted on the date of each regular annual meeting of the stockholders of the Company to each eligible director who either is continuing as a director subsequent to the meeting or who is elected at such meeting to serve as a director. All options granted under the Plan will be immediately exercisable.

         (b) Option Exercise Price. The option exercise price per share of Common Stock for each option granted under the Plan shall be determined by the Committee provided that such price shall not be less than the fair market value of the Common Stock on the date of the grant. For the purposes hereof, the term "fair market value" shall mean the fair market value as determined in good faith by the Committee.

         (c) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the United States Internal Revenue Code (the "Code")), and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (d) Exercise Period. Except as otherwise provided in the plan, each option may be exercised fully on the date of grant of such option, provided that, subject to the provisions of
                  Section 5(e), no option may be exercised more than ninety (90) days after the optionee ceases to serve as a director of the Company. No option shall be exercisable after the expiration of ten (10) years from the date of grant or prior to approval of the Plan by the stockholders of the Company, whichever is earlier.

         (e) Exercise Period Upon Disability or Death. Notwithstanding the provisions of Section 5(d), any option granted under the Plan:

                  (i) may be exercised in full by an optionee who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereof) while serving as a director of the Company; or

                  (ii)     may be exercised

                           (A) in full upon the death of an optionee while serving as a director of the Company, or


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                           (B)      to the extent when exercisable upon the
                                    death of an optionee within ninety (90) days of ceasing to serve as a director of the Company,

                           by the person to whom it is transferred by will, by the laws of descent and distribution or by written notice filed pursuant to Section 5(h);

                  in each such case within the period of one year after the date the optionee ceases to be such a director; provided, that no option shall be exercisable after the expiration of ten (10) years from the date of grant.

         (f) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the Common Stock as to which they are exercised.

         (g) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options or, (ii) to the extent provided in the applicable option agreement, by delivery to the Company of Common Stock then owned by the optionee having a fair market value equal in amount to the exercise price of the Options being exercised, or (iii) by any combination of such methods of payment. The fair market value of any Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Committee.

         (h) Exercise of Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.       ASSIGNMENTS

         The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7.       LIMITATION OF RIGHTS

         (a) No Right to Continue as a Director. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

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         (b)      No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the Common Stock covered by his options until the date of the issuance to him of a share certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

8.       CHANGES IN CAPITAL STOCK

         (a) If (x) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of share or other security of Company, or (y) additional shares of Common Stock or new or different shares of Common Stock or other securities of the Company or other non-cash assets are distributed with respect to such shares or other securities, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction with respect to such shares or other securities, an appropriate and proportionate adjustment shall be made in
                  (i) the maximum number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 or any successor rule promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

         (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger, the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options take one or more of the following actions: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof),
                  (ii) upon written notice to the optionee, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, or (iii) if, under the terms of a merger transaction, holders of the Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or pro-

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                  vide for a cash payment to the optionees equal to the
                  difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

9.       AMENDMENT OF THE PLAN

         The Committee may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan or the number of shares issuable to any director of the Company under the Plan (except as provided in Section 8), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan, and further provided, that no amendment to the number of shares of Common Stock issuable to any director shall be effected more than once in any six month period.

10.      WITHHOLDING

         The Company shall have the right to deduct from payments of any kind otherwise due to the optionee, any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan.

11.      EFFECTIVE DATE AND DURATION OF THE PLAN

         (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors of the Company and approved by the Company's stockholders. Amendments to the plan not requiring stockholder approval shall become effective when adopted by the Committee; amendments requiring stockholder approval shall become effective when adopted by the Committee, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within six months of the Committee's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee.

         (b) Termination. Unless sooner terminated by the Committee, the Plan shall terminate upon the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan.


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12.      NOTICE:

         Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

13.      GOVERNMENTAL REGULATION

         The Company's obligation to sell and deliver shares of Common Stock under the plan is subject to the approval of or requirements of any governmental authority applicable in connection with the authorization issuance or sale of such shares.

14.      COMPLIANCE WITH RULE 16b-3

         Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan or action by the Committee in administering the plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

15.      GOVERNING LAW

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and the laws of the United States applicable therein.

16.      SUCCESSORS AND ASSIGNS

         This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon an optionee, and all rights granted to the Company hereunder, shall be binding upon the optionee's heirs, legal representatives and successors.

17.      ENTIRE AGREEMENT

         This Plan and the written agreement with respect to each option granted under this Plan constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and such written agreement, the terms and conditions of this Plan shall control.


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